UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934
                 Exact name of registrant as specified                   I.R.S.
                 in its charter, state of incorporation,               Employer
Commission       address of principal executive offices,         Identification
File Number      Telephone                                               Number

1-16305          PUGET ENERGY, INC.                                 91-1969407
                 A Washington Corporation
                 411 - 108th Avenue N.E.
                 Bellevue, Washington 98004-5515
                 (425) 454-6363

1-4393           PUGET SOUND ENERGY,INC.                           91-0374630
                 A Washington Corporation
                 411 - 108th Avenue N.E.
                 Bellevue, Washington 98004-5515
                 (425) 454-6363
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ITEM 5. Other Events

On August 21, 2001, Puget Sound Energy filed a rate proposal designed to address a turbulent energy marketplace and record low hydro conditions to enable it to provide reliable service at reasonable prices. The proposal requested the Washington Utilities and Transportation Commission (WUTC) to approve an interim cost-recovery mechanism whereby customers’ electric bills would be linked to the company’s actual net power costs. Through this mechanism, Puget Sound Energy sought to immediately begin deferring the difference between its net power costs and the amounts currently being recovered through existing customer rates and reflect these amounts in customers bills beginning November 2001.

The Public Counsel section of the Washington State Attorney General’s Office filed with the WUTC a motion to dismiss Puget Sound Energy’s filing of August 21, 2001.

On September 13, 2001, the WUTC established a procedural schedule for hearings on the Company’s request for emergency relief and Public Counsel’s motion to dismiss. This schedule is set out in the WUTC order, attached as an exhibit to this report.

Exhibit 99.1 Washington Utilities and Transportation Commission - Third Supplemental Order; Prehearing Conference Order; Order Setting Schedule; Notice of Prehearing Conference

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

James W. Eldredge

________________________________

James W. Eldredge

Corporate Secretary and Chief Accounting Officer

Date: September 19, 2001